UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2026

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

1000 N West St., Suite 1200, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 209-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. (a) On January 19, 2026, the Registrant entered into a new consulting agreement (the “Loeb Consulting Agreement”) between Jan H. Loeb and the Registrant extending its arrangements for compensation of Mr. Loeb for his services as President and CEO of the Registrant and as principal executive officer of the Registrant’s OmniMetrix subsidiary in the capacity of Acting CEO. In such capacities, Mr. Loeb acts as a consultant to, and not an employee of, the Registrant. Pursuant to the Loeb Consulting Agreement, Mr. Loeb will receive annualized cash compensation of $207,400 for service as President and CEO of the Registrant, and an additional $10,300 per month for so long as he serves as Acting CEO of OmniMetrix. Mr. Loeb also received a grant of options on January 19, 2026 to purchase 25,000 shares of the Registrant’s common stock, which shall be exercisable at an exercise price equal to the January 16, 2026, closing price of the common stock of $19.02 per share. One-twelfth of the options are immediately vested and exercisable; the remaining options will vest and become exercisable in eleven equal quarterly increments beginning on April 1, 2026, unless such vesting is accelerated in connection with a change of control of the Registrant. The exercise period and other terms are otherwise substantially the same as the terms of the options granted by the Registrant to its outside directors. The Loeb Consulting Agreement expires on December 31, 2026, unless terminated early as provided therein.

(b) On January 19, 2026, the Registrant awarded a one-time cash bonus to Mr. Loeb in an amount equivalent to 5% of his 2025 gross cash compensation, in recognition of the successful establishment of the previously-announced technology partnership between the Registrant’s OmniMetrix subsidiary and AIO Systems, Ltd.

2. (a) On January 19, 2026, the Registrant entered into an Amended and Restated Consulting Agreement with Tracy Clifford Consulting, LLC, for the provision of Tracy Clifford’s services to the Registrant as both CFO of the Registrant and COO of the Registrant’s OmniMetrix, LLC subsidiary (the “Clifford Consulting Agreement”). In such capacity, Ms. Clifford acts as a consultant to, and not an employee of, the Registrant. The Clifford Consulting Agreement amends, restates and replaces in its entirety the Amended and Restated Consulting Agreement dated January 2, 2024 by and between the Registrant and Tracy Clifford Consulting, LLC. The Clifford Consulting Agreement has an effective date of January 1, 2026, has a one-year term, and automatically renews for an additional year upon the expiration of each one-year term unless earlier terminated as provided therein. Pursuant to the Clifford Consulting Agreement, Ms. Clifford receives annualized cash compensation of $222,789. In the event of termination by the Registrant other than for cause, Ms. Clifford shall be entitled to a continuation, for a period of six months following the date of such termination by the Registrant, of the monthly cash compensation in effect at the time of such termination by the Registrant. Pursuant to the terms of the Clifford Consulting Agreement, Ms. Clifford also received a grant of options on January 19, 2026, to purchase 25,000 shares of the Registrant’s common stock, which shall be exercisable at an exercise price equal to the January 16, 2026, closing price of the common stock of $19.02 per share. One-twelfth of the options are immediately vested and exercisable; the remaining options will vest and become exercisable in eleven equal quarterly increments beginning on April 1, 2026, unless such vesting is accelerated in connection with a change of control of the Registrant. On each subsequent anniversary of January 1, 2026, so long as the Clifford Consulting Agreement has not been terminated, the Registrant will grant Ms. Clifford 25,000 stock options exercisable at an exercise price equal to the then-current stock price. One-twelfth of such options will be vested immediately as of the date of the respective grant; the remaining options will vest in eleven equal quarterly increments beginning on April 1 of the year of the respective grant, unless such vesting is accelerated in connection with a change of control of the Registrant. The exercise period and other terms are otherwise substantially the same as the terms of the options granted by the Registrant to its outside directors.

(b) On January 19, 2026, the Registrant awarded a one-time cash bonus to Ms. Clifford in an amount equivalent to 5% of her 2025 gross cash compensation, in recognition of the successful establishment of the previously-announced technology partnership between the Registrant’s OmniMetrix subsidiary and AIO Systems, Ltd.

Item 8.01 Other Events.

On January 19, 2026, the Registrant amended its compensation policy for non-employee Directors. On January 1, each non-employee Director will receive an annual grant of options to purchase 3,125 shares of the Registrant’s common stock, with such options to vest and become exercisable in four quarterly increments beginning on the grant date. The other elements of the Registrant’s compensation policy for non-employee Directors remain unchanged from 2025. The annual option grants to the non-employee Directors for 2026 were awarded on January 19, 2026; such options shall be exercisable at an exercise price equal to the January 16, 2026, closing price of the common stock of $19.02 per share. One-quarter of such options are immediately vested and exercisable, and the remainder shall vest in three equal quarterly increments beginning on April 1, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of January, 2026.

ACORN ENERGY, INC.

By:	/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Chief Financial Officer